UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 11, 2008

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On March 11, 2008, we completed our previously announced acquisition of Click Holding Corp., a Delaware corporation (“DoubleClick”), pursuant to the Agreement and Plan of Merger dated as April 13, 2007, as amended (the “Merger Agreement”), that we entered into with DoubleClick and Whopper Acquisition Corp., a Delaware corporation and our wholly owned subsidiary (the “Sub”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Google acquired DoubleClick by means of a merger of the Sub with and into DoubleClick (the “Merger”), with DoubleClick continuing as the surviving corporation after the Merger.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of DoubleClick, each share of DoubleClick common stock issued and outstanding immediately prior to the Effective Time was converted into an amount in cash equal to the “Calculation Amount” divided by the total number of outstanding shares of DoubleClick common stock plus the total number of shares underlying outstanding options and stock appreciation rights for DoubleClick common stock (such quotient, the “Per Share Amount”). The “Calculation Amount” under the Merger Agreement was approximately $3.24 billion, consisting of $3.11 billion plus the cash and cash equivalents of DoubleClick and its subsidiaries plus the aggregate exercise price for outstanding options and stock appreciation rights for DoubleClick common stock minus unpaid third party expenses incurred by DoubleClick in connection with the Merger and minus all indebtedness for borrowed money of DoubleClick, in each case, as of immediately prior to the Effective Time.

At the Effective Time, each vested option and stock appreciation right for DoubleClick common stock was cancelled in exchange for a cash payment equal to the number of shares of DoubleClick common stock underlying such option or stock appreciation right multiplied by the excess, if any, of the Per Share Amount over the strike price for such option or stock appreciation right. At the Effective Time, unvested options and stock appreciation rights were converted into options to purchase Google Class A common stock with economic terms based upon the Per Share Amount in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, attached as Exhibit 2.1 to the Form 8-K filed with the Securities and Exchange Commission on April 19, 2007 and incorporated herein by reference. A copy of the press release announcing the completion of the Merger is filed with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Google Inc. dated March 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 14, 2008	/s/ Kent Walker
Kent Walker
Vice President and General Counsel